Exhibit 99.1

Media Contact:
Dana Stelsel
Corporate Communications Manager
(765) 771-5766
dana.stelsel@wabashnational.com

Investor Relations:
Mike Pettit
Vice President – Finance and Investor Relations
(765) 771-5581
michael.pettit@wabashnational.com

FOR IMMEDIATE RELEASE

Wabash National Corporation Announces First Quarter 2015 Results;

Achieves Best First Quarter Performance in Company’s 30-Year History

and Increases Full-Year Outlook

•	Net sales of $438 million for first quarter 2015, up 22 percent over prior year
•	Operating income of $27.3 million for first quarter 2015, up 40 percent over prior year
•	GAAP earnings of $0.15 per diluted share improves 50 percent over prior year
•	Non-GAAP adjusted earnings per share improves 58 percent from prior year to $0.19 per diluted share

LAFAYETTE, Ind. – April 27, 2015 – Wabash National Corporation (NYSE: WNC), a diversified industrial manufacturer and North America’s leading producer of semi-trailers and liquid transportation systems, today reported results for the first quarter ended March 31, 2015.

Net income for the first quarter of 2015 was $10.5 million, or $0.15 per diluted share, compared to the first quarter 2014 net income of $7.3 million, or $0.10 per diluted share. First quarter 2015 non-GAAP adjusted earnings were $13.8 million, or $0.19 per diluted share, after excluding a $5.3 million charge related to the extinguishment of debt incurred in connection with the refinancing of the Company’s term loan credit facility in March 2015. The Company’s prior year period results included the impact of one-time costs related to a change in statutory income tax rates. Excluding the impact of this item, non-GAAP adjusted earnings for the quarter ended March 31, 2014 were $8.3 million, or $0.12 per diluted share.

For the first quarter of 2015, the Company’s net sales increased 22 percent to $438 million from $358 million in the prior year quarter, and operating income increased 40 percent to $27.3 million compared to operating income of $19.5 million for the first quarter of 2014. Operating EBITDA, a non-GAAP measure that excludes the effects of certain recurring and non-recurring items, for the first quarter of 2015 was $39.1 million, an increase of $8.5 million compared to Operating EBITDA for the previous year period. On a trailing twelve month basis, the Company’s net sales exceeded $1.9 billion, generating Operating EBITDA of $177.6 million, or 9.1 percent of net sales. Continued improvement in operating performance is attributable to the successful execution of the Company’s growth and diversification strategy as well as a disciplined approach to improving profitability. Through these initiatives the Company has enhanced its growth and margin profile and now derives its revenues and earnings from a broad array of products, customers, end markets and geographies.

The following is a summary of select operating and financial results for the past five quarters:

	Three Months Ended
(Dollars in thousands, except per share	March 31,	June 30,	September 30,	December 31,	March 31,
amounts)	2014	2014	2014	2014	2015

Net Sales	$358,120	$486,021	$491,697	$527,477	$437,597

Gross Profit Margin	13.0%	12.7%	12.5%	11.9%	13.1%

Income from Operations	$19,465	$33,855	$34,929	$34,137	$27,263

Net Income	$7,296	$16,239	$18,307	$19,088	$10,474

Diluted EPS	$0.10	$0.23	$0.25	$0.27	$0.15

Non-GAAP Measures(1):
Operating EBITDA	$30,618	$45,664	$46,619	$46,147	$39,135

Operating EBITDA Margin	8.5%	9.4%	9.5%	8.7%	8.9%

Adjusted Earnings	$8,337	$16,924	$18,630	$19,088	$13,788

Adjusted Diluted EPS	$0.12	$0.24	$0.26	$0.27	$0.19

Notes:

(1)	See “Non-GAAP Measures” below for explanation of the non-GAAP results included above.

Dick Giromini, president and chief executive officer, stated, “We are very pleased to deliver first quarter results that were the best in the Company’s history achieving a record first quarter performance for net sales, gross profit and income from operations. Momentum generated coming out of 2014 has accelerated with strong operational execution throughout the business, combined with a continuing strong demand environment.”

Mr. Giromini continued, “New trailer shipments for the first quarter were approximately 14,350, exceeding our previous guidance of 12,000 to 13,000 trailers as a result of strong customer demand. The year-over-year increases in total trailer demand now being projected by both ACT Research and FTR, along with our record backlog of $1.2 billion, further support the continuing strength in the trailer industry and provides us even greater confidence that 2015 will prove to be our fourth consecutive year of record performance. As such, we are now increasing our full-year shipment and adjusted earnings guidance to 62,000 to 66,000 trailers and $1.15 to $1.25 per diluted share, respectively.”

First Quarter Business Segment Highlights

The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the first quarter of 2015 and 2014, respectively. A complete disclosure of the results by individual segment is included in the tables following this release.

(dollars in thousands)	Commercial	Diversified
	Trailer Products	Products	Retail
Three months ended March 31,
2015
New trailers shipped	13,600	850	750
Net sales	$314,504	$103,992	$43,140
Gross profit	$29,633	$23,373	$4,853
Gross profit margin	9.4%	22.5%	11.2%
Income from operations	$22,770	$10,611	$1,126
Income from operations margin	7.2%	10.2%	2.6%

2014
New trailers shipped	9,250	800	800
Net sales	$227,951	$108,053	$45,636
Gross profit	$14,995	$25,754	$5,381
Gross profit margin	6.6%	23.8%	11.8%
Income from operations	$8,760	$13,397	$1,050
Income from operations margin	3.8%	12.4%	2.3%

Commercial Trailer Products’ net sales increased $87 million, or 38.0 percent, on shipments of 13,600 trailers, or 4,350 more trailers than the prior year period. This increase in revenue was primarily due to the 47.0 percent increase in trailer shipments during the quarter, partially offset by a higher mix of pup trailers and converter dollies which carry a lower selling price. Driven by higher volumes, an improved pricing environment and continued operational improvements, gross profit and gross profit margin increased $14.6 million and 280 basis points, respectively, as compared to the same period last year. Operating income increased by $14.0 million to $22.8 million from the first quarter last year.

Diversified Products’ net sales decreased $4 million, or 3.8 percent, as increases in tank trailer shipments as compared to the previous year period were more than offset by the reduced demand for non-trailer truck mounted equipment and timing of shipments for engineered products. Gross profit and operating income declined $2.4 million and $2.8 million, respectively, compared to the prior year period, primarily due to lower overall net sales and continued pricing pressures on certain products. First quarter gross profit margin of 22.5 percent represents the highest recorded for this segment since the 23.8 percent gross profit margin recorded in the first quarter of 2014.

Retail’s net sales of $43 million decreased 5.5 percent compared with the prior year period, primarily due to fewer retail locations resulting from the transition of three West Coast branches to independent dealers in May 2014 as demand for trailers and parts and service remained healthy throughout the quarter. On a same store basis, net sales increased $5 million, or 14.0 percent, compared with the prior year period. Gross profit margin of 11.2 percent declined slightly from 11.8 percent in the prior year period primarily due to product mix with a higher percentage of lower-margined new trailer sales. Operating income of $1.1 million remained consistent from the same period last year and increased $0.3 million on a same store basis.

Non-GAAP Measures

In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contain non-GAAP financial measures, including Operating EBITDA, Operating EBITDA margin, adjusted earnings and adjusted earnings per diluted share.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income, and reconciliations to GAAP financial statements should be carefully evaluated.

Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, and other non-operating income and expense. Management believes Operating EBITDA provides useful information to investors regarding our results of operations. The Company provides this measure because we believe it is useful for investors to understand our performance period to period with the exclusion of the recurring and non-recurring items identified above. Management believes the presentation of Operating EBITDA, when combined with the primary GAAP presentation of operating income, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of Operating EBITDA to net income is included in the tables following this release.

Adjusted earnings and adjusted earnings per diluted share reflect adjustments for non-recurring charges related losses incurred in connection with the Company’s extinguishment of debt and revaluation of deferred income tax assets due to changes in statutory tax rates. Management believes providing this measure and excluding these items facilitate comparisons to the Company’s prior year periods and, when combined with the primary GAAP presentation of net income and diluted net income per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of adjusted earnings and adjusted earnings per diluted share to net income and diluted net income per share is included in the tables following this release.

First Quarter 2015 Conference Call

Wabash National will conduct a conference call to review and discuss its first quarter results on April 28, 2015, at 10:00 a.m. EDT.  Access to the live webcast will be available on the Company’s website at www.wabashnational.com. For those unable to participate in the live webcast, the call will be archived at www.wabashnational.com within three hours of the conclusion of the live call and will remain available through July 21, 2015. Meeting access also will be available via conference call at 888-771-4371, participant code 39454984.

About Wabash National Corporation

Headquartered in Lafayette, Indiana, Wabash National Corporation (NYSE: WNC) is a diversified industrial manufacturer and North America’s leading producer of semi trailers and liquid transportation systems. Established in 1985, the Company specializes in the design and production of dry freight vans, refrigerated vans, platform trailers, liquid tank trailers, intermodal equipment, engineered products, and composite products. Its innovative products are sold under the following brand names: Wabash National®, Transcraft®, Benson®, DuraPlate®, ArcticLite®, Walker Transport, Walker Defense Group, Walker Barrier Systems, Walker Engineered Products, Brenner® Tank, Beall®, Garsite, Progress Tank, TST®, Bulk Tank International and Extract Technology®. To learn more, visit www.wabashnational.com.

Safe Harbor Statement

This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, statements regarding the Company’s outlook for trailer shipments, backlog, expectations regarding demand levels for trailers, non-trailer truck mounted equipment and our other engineered products, profitability and earnings, opportunity to capture higher margin sales, and the expectations regarding the Company’s growth and diversification strategies. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the uncertain economic conditions including the possibility that demand expectations may not result in order increases for us, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials, risks in implementing and sustaining improvements in the Company’s manufacturing capacity and cost containment, dependence on industry trends and timing and costs of indebtedness. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

# # #

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2015	2014

Net sales	$437,597	$358,120
Cost of sales	380,400	311,448
Gross profit	57,197	46,672

General and administrative expenses	18,051	14,472
Selling expenses	6,569	7,264
Amortization of intangibles	5,314	5,471
Income from operations	27,263	19,465

Other income (expense):
Interest expense	(5,173)	(5,717)
Loss on debt extinguishment	(5,286)	-
Other, net	(96)	32
Income before income taxes	16,708	13,780
Income tax expense	6,234	6,484
Net income	$10,474	$7,296
Basic net income per share	$0.15	$0.11
Diluted net income per share	$0.15	$0.10

Comprehensive income
Net income	$10,474	$7,296
Foreign currency translation adjustment	(303)	161
Net comprehensive income	$10,171	$7,457

Basic net income per share:
Net income applicable to common stockholders	$10,474	$7,296
Undistributed earnings allocated to participating securities	-	(61)
Net income applicable to common stockholders excluding amounts
applicable to participating securities	$10,474	$7,235
Weighted average common shares outstanding	68,731	68,669
Basic net income per share	$0.15	$0.11

Diluted net income per share:
Net income applicable to common stockholders	$10,474	$7,296
Undistributed earnings allocated to participating securities	-	(61)
Net income applicable to common stockholders excluding
amounts applicable to participating securities	$10,474	$7,235

Weighted average common shares outstanding	68,731	68,669
Dilutive shares from assumed conversion of convertible senior notes	1,729	1,591
Dilutive stock options and restricted stock	1,097	828
Diluted weighted average common shares outstanding	71,557	71,088
Diluted net income per share	$0.15	$0.10

WABASH NATIONAL CORPORATION

SEGMENTS AND RELATED INFORMATION

(Dollars in thousands)

(Unaudited)

	Commercial	Diversified		Corporate and
Three Months Ended March 31,	Trailer Products	Products	Retail	Eliminations	Consolidated
2015
New trailers shipped	13,600	850	750	(850)	14,350
Used trailers shipped	100	50	200	-	350

New Trailers	$307,680	$54,017	$19,857	$(20,283)	$361,271
Used Trailers	2,170	1,169	2,571	(327)	5,583
Components, parts and service	1,392	23,394	19,941	(2,911)	41,816
Equipment and other	3,262	25,412	771	(518)	28,927
Total net external sales	$314,504	$103,992	$43,140	$(24,039)	$437,597

Gross profit	$29,633	$23,373	$4,853	$(662)	$57,197
Income (Loss) from operations	$22,770	$10,611	$1,126	$(7,244)	$27,263

2014
New trailers shipped	9,250	800	800	(900)	9,950
Used trailers shipped	1,700	50	400	-	2,150

New Trailers	$213,436	$54,847	$20,271	$(20,436)	$268,118
Used Trailers	11,248	1,178	3,639	-	16,065
Components, parts and service	617	23,210	20,973	(3,102)	41,698
Equipment and other	2,650	28,818	753	18	32,239
Total net external sales	$227,951	$108,053	$45,636	$(23,520)	$358,120

Gross profit	$14,995	$25,754	$5,381	$542	$46,672
Income (Loss) from operations	$8,760	$13,397	$1,050	$(3,742)	$19,465

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	March 31,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$125,609	$146,113
Accounts receivable	156,892	135,206
Inventories	243,002	177,144
Deferred income taxes	15,437	16,993
Prepaid expenses and other	6,987	10,203
Total current assets	$547,927	$485,659

Property, plant and equipment	141,247	142,892

Deferred income taxes	770	-

Goodwill	149,690	149,603

Intangible assets	131,641	137,100

Other assets	13,697	13,397
	$984,972	$928,651

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$2,429	$496
Current portion of capital lease obligations	1,399	1,458
Accounts payable	142,907	96,213
Other accrued liabilities	99,621	88,690
Total current liabilities	$246,356	$186,857

Long-term debt	326,629	324,777

Capital lease obligations	5,457	5,796

Deferred income taxes	3,205	2,349

Other noncurrent liabilities	19,111	18,040

Commitments and contingencies

Stockholders' equity	384,214	390,832
	$984,972	$928,651

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2015	2014

Cash flows from operating activities
Net income	$10,474	$7,296
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation	4,138	4,042
Amortization of intangibles	5,314	5,471
Deferred income taxes	1,642	5,988
Loss on debt extinguishment	5,286	-
Stock-based compensation	2,420	1,640
Accretion of debt discount	1,185	1,195
Changes in operating assets and liabilities
Accounts receivable	(21,686)	1,494
Inventories	(65,843)	(78,742)
Prepaid expenses and other	3,216	(1,565)
Accounts payable and accrued liabilities	57,625	8,815
Other, net	458	311
Net cash provided by (used in) operating activities	$4,229	$(44,055)

Cash flows from investing activities
Capital expenditures	(2,975)	(2,078)
Net cash used in investing activities	$(2,975)	$(2,078)

Cash flows from financing activities
Proceeds from exercise of stock options	719	1,517
Borrowings under revolving credit facilities	163	175
Payments under revolving credit facilities	(163)	(175)
Principal payments under capital lease obligations	(432)	(603)
Proceeds from issuance of term loan credit facility	192,845	-
Principal payments under term loan credit facility	(192,845)	(693)
Principal payments under industrial revenue bond	(122)	(117)
Debt issuance costs paid	(1,994)	-
Stock repurchase	(19,929)	(1,497)
Net cash used in financing activities	$(21,758)	$(1,393)

Net decrease in cash and cash equivalents	$(20,504)	$(47,526)
Cash and cash equivalents at beginning of period	146,113	113,262
Cash and cash equivalents at end of period	$125,609	$65,736

WABASH NATIONAL CORPORATION

RECONCILIATION OF GAAP FINANCIAL MEASURES TO

NON-GAAP FINANCIAL MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

Operating EBITDA:

	Three Months Ended March 31,
	2015	2014
Net income	$10,474	$7,296
Income tax expense	6,234	6,484
Interest expense	5,173	5,717
Depreciation and amortization	9,452	9,513
Stock-based compensation	2,420	1,640
Other non-operating income (expense)	5,382	(32)
Operating EBITDA	$39,135	$30,618

	Three Months Ended
	June 30, 2014	September 30, 2014	December 31, 2014
Net income	$16,239	$18,307	$19,088
Income tax expense	10,835	10,558	9,655
Interest expense	5,733	5,454	5,261
Depreciation and amortization	9,851	9,779	9,686
Stock-based compensation	1,958	1,911	2,324
Other non-operating expense	1,048	610	133
Operating EBITDA	$45,664	$46,619	$46,147

Adjusted Earnings:

	Three Months Ended March 31,
	2015		2014
	$	Per Share	$	Per Share

Net Income	$10,474	$0.15	$7,296	$0.10

Adjustments:
Revaluation of net deferred income tax assets
due to changes in statutory tax rates	-	-	1,041	0.02
Loss on debt extinguishment, net of taxes	3,314	0.05	-	-

Adjusted earnings	$13,788	$0.19	$8,337	$0.12

Weighted Average # of Diluted Shares O/S	71,557		71,088

	Three Months Ended
	June 30, 2014		September 30, 2014		December 31, 2014
	$	Per Share	$	Per Share	$	Per Share

Net Income	$16,239	$0.23	$18,307	$0.25	$19,088	$0.27

Adjustments:
Loss on debt extinguishment, net of taxes	320	-	323	-	-	-
Loss on transitioning Retail branch locations, net of taxes	365	0.01	-	-	-	-

Adjusted earnings	$16,924	$0.24	$18,630	$0.26	$19,088	$0.27

Weighted Average # of Diluted Shares O/S	71,557		71,919		69,685